Exhibit 99.2

PLURISTEM LIFE SYSTEMS: MEDIA RELATIONS CAMPAIGN AGREEMENT

THIS AGREEMENT made the 1st day of June 2006

BETWEEN:

EMERSON GERARD ASSOCIATES, INC. (EGA), a body corporate having an office at

5600 N. Flagler Drive #601, West Palm Beach FL 33407

OF THE FIRST PART

AND:

PLURISTEM LIFE SYSTEMS, INC., a body corporate having an office at

MATAM Advanced Technology Park Building No. 20, Haifa 31905, Israel

OF THE SECOND PART

WHEREAS; Pluristem Life Systems desires to retain EGA to provide Media Relations services according to Attachment A below. EGA has agreed to provide such services on the terms and conditions hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

EGA’S DUTIES AND OBLIGATIONS

1.1 EGA shall provide Media Relations services for Pluristem Life Systems as set forth in Attachment A below on an independent basis and such other marketing and promotion services as may be mutually agreed between the parties from time to time. EGA will write news releases presenting Pluristem Life Systems to EGA’s media contacts. EGA will pursue major media coverage of Pluristem Life Systems persuading major media to interview Pluristem Life Systems, place the articles EGA writes about Pluristem Life Systems into their publications, and run the Pluristem story on radio/TV shows. EGA has numerous relationships with financial industry, business and consumer editors and reporters, and program directors. EGA fully expects to get major media exposure for Pluristem Life Systems.

1.2 In performing its duties hereunder, EGA shall at all times exercise the standard of care, skill and diligence normally provided in the performance of services similar to that contemplated by this Agreement. EGA will not violate the laws of the Federal Trade Commission or Federal Communications Commission of the United States, or any other regulatory agency overseeing the marketing or promotion of products and services. If Pluristem Life Systems, whether at the request of EGA or otherwise, engages the services of a specialist, EGA shall be entitled to rely on the skill and knowledge of such specialist and shall not be liable to Pluristem Life Systems for any damages or loss arising out of or arising from the services of such specialist. EGA shall be entitled to rely on the accuracy of any data furnished by Pluristem Life Systems unless to do so would be unreasonable.

1.3 EGA shall not be required to devote its full time and attention to the affairs of Pluristem Life Systems but shall be entitled, during the term hereof, to carry on such other businesses and undertakings as it sees fit.

1.4 EGA shall not, either during the continuance of this Agreement or at any time thereafter, disclose the private affairs of Pluristem Life Systems to any persons. EGA shall not, either during the continuance of this Agreement or any time thereafter, use for its own purposes or any purpose other than those of Pluristem Life Systems any information they may acquire in relation to the business and affairs of Pluristem Life Systems.

REMUNERATION

2.1 It is agreed that EGA shall perform these services month-to-month commencing on the date signed below. For providing the services pursuant to the terms of this Agreement, EGA will be paid in advance the monthly retainer fee of $4850. The first month’s fee is due upon execution of this Agreement, and thereafter while this Agreement is in force $4850 is due each subsequent month in advance on the monthly anniversary date of the signing of this Agreement.

2.2 Although no additional expenses are anticipated, EGA shall be reimbursed for all pre-approved expenses actually and properly incurred by EGA in connection with carrying out duties arising hereunder and directly related to activities carried out on behalf of Pluristem Life Systems as long as such expenses have been pre-approved by Pluristem Life Systems. EGA shall furnish to Pluristem Life Systems statements and vouchers as required.

TERM

3.1 The term of this Agreement shall be for 30 days commencing upon receipt of retainer.

3.2 At the end of the 30 days this Agreement will continue until terminated in writing by fax.

3.3 Pluristem Life Systems can terminate this agreement provided Pluristem Life Systems has given 15-days notice to EGA by fax. Pluristem Life Systems is responsible to pay for EGA’s services during the 15-day notice period. Pluristem Life Systems is responsible for expenses it has pre-approved in writing prior to the notice of termination.

3.4. EGA can terminate this agreement by fax upon 15-days notice to Pluristem Life Systems subject to the terms contained herein. EGA is responsible to pursue the campaign in earnest during the 15-day notice period.

3.5 This agreement can also be terminated upon the mutual decision of the parties hereto.

INDEMNIFICATION OF EGA

4. Pluristem Life Systems shall and hereby agrees to indemnify and save harmless EGA from and against all claims and demands of any nature or kind whatsoever brought against EGA as a result of EGA’s performance in good faith of the duties and obligations required of EGA hereunder.

INDEMNIFICATION OF PLURISTEM LIFE SYSTEMS

5. EGA shall and hereby agrees to indemnify and save harmless Pluristem Life Systems from and against all claims and demands of any nature or kind whatsoever brought against Pluristem Life Systems as a result of EGA’s alleged gross negligence or willful misconduct in the performance of its duties and obligations stated herein this Agreement.

RESTRICTION ON ASSIGNMENT

6. Neither this Agreement nor any of the rights, benefits or obligations arising from or out of the terms of this Agreement shall be assignable by either party hereto without the prior written consent of the other party hereto.

TIME

7. Time shall be of the essence of this Agreement.

FURTHER ASSURANCES

8.1 The parties hereto covenant and agree to make, execute and deliver any and all further assurances or other documents necessary to give full effect to the meaning and intent of this Agreement.

8.2 While diligently striving to achieve the goals set in Attachment A below, EGA does not guarantee media coverage of Pluristem Life Systems.

GOVERNANCE

9. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida. Attorney’s fees for any disputes arising from or related to this Agreement shall be the responsibility of each party and not a part of the settlement thereof.

IN WITNESS THEREOF, the Parties hereto have executed this document as of the date and year written below.

BY: /s/ Zami Aberman

Zami Aberman, CEO

Pluristem Life Systems, Inc.

Date: June 5, 2006

BY: /s/ Jerry Jennings

Jerry Jennings, President

Emerson Gerard Associates, Inc.

Date: June 5, 2006

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ATTACHMENT A

Proposed Media Relations Campaign: Pluristem Life Systems

EGA comprises a sophisticated team of media relations’ experts and crack writers that will spin the Pluristem story, pitch it to the media, and line up interviews and publicity for the Company.

Through these types of media interviews, EGA has had clients featured in major business newspapers, magazines and trade pubs, on TV news, radio and TV talk shows. The companies we represent have appeared in thousands of positive news stories.

(Read the stories at www.emersongerard.com)

These interviews have resulted in product sales in the user markets, along with stock support in the financial markets.

By working with reporters, editors, and producers all around the country in local regional and national markets, we expect to secure the kind of publicity for Pluristem that can achieve both their financial and market penetration goals.

We get clients covered by:

•	CNBC
•	CNNfn
•	CNN-Business Unusual
•	Wall Street Journal
•	Investor’s Business Daily
•	Time Magazine
•	Consumer Reports
•	Readers Digest
•	ABC News
•	Financial Times
•	Forbes Magazine
•	Business Week
•	N.Y. Times
•	Bloomberg.com
•	The Kiplinger Letter

We are very very good at this!!

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